SMITH BARNEY INVESTMENT SERIES

Certificate of Amendment


	The undersigned, being the Assistant Secretary of Smith Barney Investment Series (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by the Agreement and Declaration of Trust, dated January 29, 1987, as amended from time to time, (hereinafter, so as amended by Certificates of Amendment and Certificates of Designation, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on September 11, 2000, the Declaration of Trust, is amended as follows:

The provisions of Section 6.2 of the Declaration of Trust, as they apply to the Smith Barney Investment Series Growth and Income Fund, are hereby amended in the following respects:

The sentence that reads, "The Shares of each Fund shall be divided into five Classes, designated as Class A Shares, Class B shares, Class 1 shares, Class L shares, and Class Y Shares and each Fund may issue an unlimited number of each of such Class of its Shares."; shall be changed to read: "The Shares of each Fund shall be divided into five Classes, designated as Class A Shares, Class B shares, Class 1 shares, Class L shares, and Class Y Shares; the Smith Barney Growth and Income shall be further divided into two additional Classes, designated Class O shares and Class P shares. Each Fund may issue an unlimited number of each of such Class of its Shares."

	IN WITNESS WHEREOF, the undersigned has set his hand this 9th day of
October, 2000



_______________________________
 						William J. Renahan, Assistant
Secretary
















ACKNOWLEDGEMENT


STATE OF NEW YORK	     )
			     	     ) ss.
COUNTY OF NEW YORK	     )


October 9, 2000


	Then personally appeared the above-named William J. Renahan who
Acknowledged the foregoing instrument to be his fee act and deed.

	Before me,




						Notary Public

						My commission
expires:______________